UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2020

ORTHOFIX MEDICAL INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-19961	98-1340767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3451 Plano Parkway Lewisville, Texas		75056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 937-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value per share	OFIX	Nasdaq Global Select Market

Item 7.01.	Regulation FD Disclosure.

On February 4, 2020, Orthofix Medical Inc. (the “Company”) issued a press release regarding an agreement to acquire certain assets of Wittenstein SE (“Wittenstein”), a privately-held German-based company. That press release is furnished herewith as Exhibit 99.1.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On February 3, 2020, the Company, through a wholly owned subsidiary, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Wittenstein to acquire assets associated with the FITBONE® intramedullary lengthening system for limb lengthening of the femur and tibia bones. Under the terms of the Purchase Agreement, as consideration for the acquired assets, the Company will pay $18 million in cash consideration and will enter into manufacturing supply contract with Wittenstein.

The acquisition is anticipated to close by the end of the first quarter of 2020, subject to customary closing conditions.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press release, dated February 4, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix Medical Inc.
By:	/s/ Kimberley A. Elting
Kimberley A. Elting Chief Legal and Administrative Officer

Date: February 4, 2020